Exhibit 99.1

FOR IMMEDIATE RELEASE:

Lynne Gilbert
InterMetro Communications, Inc.
2685 Park Center Drive, Bldg A
Simi Valley,  CA 93065
(805) 433-8000
investor-relations@intermetro.net

InterMetro CFO Resigns

Simi Valley, CA, Dec. 9, 2008   InterMetro Communications, Inc. (IMTO.OB) announced today that Vincent Arena has resigned as Chief Financial Officer and director of InterMetro Communications, Inc., effective December 12, 2008.

Mr. Arena is currently in discussions with InterMetro to establish an on-going consulting relationship which will help facilitate the smooth transition to his successor.

As part of its long-term M & A and growth strategy, InterMetro has been in casual discussions with potential CFO candidates over the past months and will now be taking steps to finalize terms with one of these replacement candidates, to be announced shortly.

The Company, from time to time, may discuss forward-looking information.  Except for the historical information contained in this release, all forward-looking statements are predictions by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations.  Such factors include the Company’s limited operating history and fluctuating operating results, the possibility the Company may be unable to manage its growth, extensive competition, loss of members of the Company’s senior management, the Company’s limited number of customers and suppliers, the Company’s dependence on local exchange carriers, the possibility of network failures, the Company’s need to effectively integrate businesses it acquires, risks related to acceptance, changes in, and failure and security of, technology, regulatory interpretations and changes, and other risks as detailed from time-to-time in the Company’s registration statement and reports and filings with the Securities and Exchange Commission.  All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.  The Company disclaims, however, any intent or obligation to update forward-looking statements.